UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022

BellRing Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39093	87-3296749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On March 10, 2022 (the “Closing Date”), as a result of the transactions described below, BellRing Brands, Inc. (formerly known as BellRing Distribution, LLC) (“New BellRing”) became the new public parent company of, and successor issuer to, BellRing Intermediate Holdings, Inc. (formerly known as BellRing Brands, Inc.) (“Old BellRing”), and shares of New BellRing common stock, par value $0.01 per share (“New BellRing Common Stock), were deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 12g-3(a) promulgated thereunder, and commenced trading on the New York Stock Exchange under the ticker symbol “BRBR.”

On the Closing Date, as described in Item 2.01 to this Current Report on Form 8-K, Old BellRing completed its previously announced merger (the “merger”) with BellRing Merger Sub Corporation (“Merger Sub”), a wholly-owned subsidiary of New BellRing, whereby Merger Sub merged with and into Old BellRing with Old BellRing continuing as the surviving corporation in the merger. As a result of the merger, (i) Old BellRing has become a wholly-owned subsidiary of New BellRing and (ii) each share of Old BellRing Class A common stock outstanding prior to the merger was converted into the right to receive one share of New BellRing Common Stock and $2.97 in cash. In addition, as described under Item 2.01 below, Post Holdings, Inc. (“Post”) completed the previously announced spin-off of 80.1% of its interest in New BellRing to its shareholders (the “distribution”).

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note and in Item 2.01 is incorporated by reference into this Item 1.01.

Transaction-Related Agreements

In connection with and upon consummation of the transactions described in Item 2.01, New BellRing entered into several agreements with Post and Old BellRing, including the following agreements:

•	an amended and restated master services agreement (the “amended and restated master services agreement”), by and among Post, New BellRing, Old BellRing and BellRing Brands, LLC (“BellRing LLC”);

•	a registration rights agreement (the “registration rights agreement”), by and between Post and New BellRing;

•	an amended and restated employee matters agreement (the “amended and restated employee matters agreement”), by and among Post, New BellRing and Old BellRing; and

•	a tax matters agreement (the “tax matters agreement”), by and among Post, New BellRing and Old BellRing.

Summaries of the principal terms of each of the amended and restated master services agreement, the registration rights agreement, the tax matters agreement and the amended and restated employee matters agreement, are set forth in New BellRing’s proxy statement/prospectus (Registration No. 333-261741), dated February 3, 2022 (as amended or supplemented, the “Proxy Statement/Prospectus”), and prospectus (Registration No. 333-261873), dated February 14, 2022 (as amended or supplemented, the “Prospectus”), in each case, filed pursuant to Rule 424(b)(3) and are incorporated by reference herein.

The descriptions of the amended and restated master services agreement, the registration rights agreement, the amended and restated employee matters agreement and the tax matters agreement incorporated by reference herein do not purport to be complete and are qualified in their entirety by reference to the full text of the amended and restated master services agreement, the registration rights agreement, the amended and restated employee matters agreement and the tax matters agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and are incorporated by reference herein.

Credit Agreement

On the Closing Date, New BellRing entered into a credit agreement (the “credit agreement”) with JPMorgan Chase Bank, N.A., BofA Securities, Inc., Barclays Bank PLC, Citibank, N.A., Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, BMO Capital Markets Corp., Cooperatieve Rabobank U.A., New York Branch, Truist Securities Inc. and Stifel Bank & Trust as Co-Managers, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the institutions from time to time party thereto as lenders, providing for a revolving credit facility in an aggregate principal amount of $250.0 million and letters of credit in an aggregate amount of up to $20.0 million. The outstanding amounts under the credit agreement must be repaid on or before March 10, 2027. On the Closing Date, New BellRing borrowed $109.0 million under the credit agreement in connection with the transactions (as defined below).

Borrowings under the credit agreement bear interest at an annual rate equal to: (a) in the case of loans denominated in U.S. Dollars, at New BellRing’s option, the base rate (as defined in the credit agreement) plus a margin which will initially be 2.00% and thereafter will range from 2.00% to 2.75% depending on New BellRing’s secured net leverage ratio (as defined in the credit agreement), or the adjusted term SOFR rate (as defined in the credit agreement) for the applicable interest period plus a margin which will initially be 3.00% and thereafter will range from 3.00% to 3.75% depending on New BellRing’s secured net leverage ratio; (b) in the case of loans denominated in Euros, the adjusted Eurodollar rate (as defined in the credit agreement) for the applicable interest period plus a margin which will initially be 3.00% and thereafter will range from 3.00% to 3.75% depending on New BellRing’s secured net leverage ratio; and (c) in the case of loans denominated in U.K. Pounds Sterling, the adjusted daily simple RFR (as defined in the credit agreement) plus a margin which will initially be 3.00% and thereafter will range from 3.00% to 3.75% depending on New BellRing’s secured net leverage ratio. Facility fees on the daily unused amount of commitments under the credit agreement will initially accrue at the rate of 0.25% per annum, and thereafter, depending on New BellRing’s secured net leverage ratio, will accrue at rates ranging from 0.25% to 0.375% per annum.

The credit agreement provides for potential incremental revolving and term facilities at New BellRing’s request and at the discretion of the lenders or other persons providing such incremental facilities, in each case on terms to be determined, and also permits New BellRing to incur other secured or unsecured debt, in all cases subject to conditions and limitations on the amount as specified in the credit agreement.

In addition, the credit agreement contains customary affirmative and negative covenants for agreements of this type, including delivery of financial and other information; compliance with laws; maintenance of property, existence, insurance and books and records; inspection rights; obligation to provide collateral and guarantees by certain new subsidiaries; delivery of environmental reports; participation in an annual meeting with the agent and the lenders; further assurances; and limitations with respect to indebtedness, liens, fundamental changes, restrictive agreements, use of proceeds, amendments of organization documents, prepayments and amendments of certain indebtedness, dispositions of assets, acquisitions and other investments, sale leaseback transactions, changes in the nature of business, transactions with affiliates and dividends and redemptions or repurchases of stock.

The credit agreement also contains a financial covenant requiring New BellRing to maintain a total net leverage ratio (as defined in the credit agreement) not to exceed 6.00 to 1.00, measured as of the last day of each fiscal quarter, beginning with the fiscal quarter ending June 30, 2022.

Furthermore, the credit agreement provides for customary events of default. Upon the occurrence and during the continuance of an event of default, the maturity of the loans under the credit agreement may accelerate and the administrative agent and lenders under the credit agreement may exercise other rights and remedies available at law or under the loan documents, including with respect to the collateral and guarantees of New BellRing’s obligations under the credit agreement.

New BellRing’s obligations under the credit agreement are unconditionally guaranteed by its existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than immaterial domestic subsidiaries and certain excluded subsidiaries) and are secured by security interests in substantially all of New BellRing’s assets and the assets of its subsidiary guarantors, but excluding, in each case, real property.

The foregoing description of the credit agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the credit agreement, which is filed as Exhibit 10.5 hereto and is incorporated by reference herein.

Indenture

On the Closing Date, as provided in the transaction agreement (as defined below), New BellRing issued to Post 7.00% senior notes due 2030 (the “notes”) in an aggregate principal amount of $840.0 million. The notes were issued under an Indenture dated as of the Closing Date, by and among New BellRing and Computershare Trust Company, N.A. as trustee (the “indenture”).

Pursuant to an exchange agreement (the “exchange agreement”), dated as of the Closing Date, among Post and certain financial institutions (the “selling noteholders”), Post delivered the notes to the selling noteholders in satisfaction of term loan obligations of Post in an equal principal amount. On the Closing Date, the selling noteholders subsequently completed the resale of the notes to certain qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act.

The notes bear interest at a rate of 7.00% per year. Interest payments are due semi-annually each March 15 and September 15, with the first interest payment due on September 15, 2022. The maturity date of the notes is March 15, 2030.

The notes are unsecured, senior unsubordinated obligations of New BellRing and, on March 24, 2022 (the “guarantee date”), will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of New BellRing’s subsidiaries that guarantee the credit agreement (the “guarantors”). Prior to the guarantee date, the notes will not be guaranteed. Accordingly, the notes are:

•	equal in right of payment with all of New BellRing’s existing and future senior indebtedness;

•	senior in right of payment to any of New BellRing’s and, as of the guarantee date, the guarantors’ future indebtedness that is, by its terms, expressly subordinated in right of payment to the notes;

•	structurally subordinated to all liabilities of New BellRing’s subsidiaries that are not guarantors;

•	effectively subordinated to all of New BellRing’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•	beginning on the guarantee date, unconditionally guaranteed by the guarantors.

On the guarantee date, New BellRing will be required to cause each of the guarantors to guarantee the notes. The guarantees of the guarantors will be:

•	general unsecured obligations of each guarantor;

•	equal in right of payment with all existing and future senior indebtedness of each guarantor;

•	senior in right of payment with all existing and future indebtedness of each guarantor that is, by its terms, expressly subordinated in right of payment to the guarantee of such guarantor; and

•	effectively subordinated to each guarantor’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

At any time prior to March 15, 2027, New BellRing may on any one or more occasions redeem all or a part of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the applicable premium (as such term is defined in the indenture) as of, and accrued and unpaid interest, if any, to, the date of redemption, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after March 15, 2027, New BellRing may on any one or more occasions redeem all or a part of the notes at the redemption prices (expressed as a percentage of principal amount of the notes) set forth below, plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Redemption Year	Price
2027	101.750%
2028	101.750%
2029 and thereafter	100.000%

If New BellRing experiences a change of control (as such term is defined in the indenture), holders of the notes may require New BellRing to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The indenture contains customary negative covenants that limit New BellRing’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of New BellRing’s subsidiaries to pay dividends to New BellRing; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the notes receive investment grade ratings. In addition, the indenture contains customary events of default.

The foregoing description of the indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the indenture, which is filed as Exhibit 4.1 hereto (including the form of notes included therein and filed as Exhibit 4.2 hereto) and is incorporated by reference herein.

Item 1.02.	Termination of Material Definitive Agreement.

The information set forth in the Introductory Note and in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Existing Credit Agreement

On the Closing Date, with certain of the proceeds from the debt financing transactions described above, BellRing LLC repaid all outstanding borrowings under the credit agreement, dated as of October 21, 2019, by and among BellRing LLC, the institutions from time to time party thereto as lenders, Credit Suisse Loan Funding LLC, BofA Securities, Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, and BMO Capital Markets Corp., Coöperatieve Rabobank U.A., New York Branch, Nomura Securities International, Inc., Suntrust Robinson Humphrey, Inc.,UBS Securities LLC and Wells Fargo Securities, LLC, as co-managers, and Credit Suisse AG, Cayman Islands Branch, as administrative agent (as amended, modified or supplemented as of the date hereof, the “existing credit agreement”), and terminated all obligations and commitments thereunder. As a result, BellRing LLC and the guarantors under the existing credit agreement have no further obligations under the existing credit agreement or the related guarantees.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated by reference into this Item 2.01.

Transactions

On the Closing Date, the following transactions (collectively, the “transactions”) were effected pursuant to the previously announced transaction agreement and plan of merger, dated as of October 26, 2021 (as amended, modified or supplemented from time to time, including by that certain amendment no. 1 to the transaction agreement and plan of merger, dated as of February 28, 2022 (“amendment no. 1 to the transaction agreement”), the “transaction agreement”).

Merger

On the Closing Date, Old BellRing completed its merger with Merger Sub, whereby Merger Sub merged with and into Old BellRing with Old BellRing continuing as the surviving corporation in the merger. As a result of the merger, (i) Old BellRing has become a wholly-owned subsidiary of New BellRing and (ii) each share of Old BellRing Class A common stock outstanding prior to the merger was converted into the right to receive one share of New BellRing Common Stock and $2.97 in cash.

The merger was effected pursuant to the terms of the transaction agreement. The transaction agreement was adopted by the affirmative vote of (i) holders of a majority in voting power of the outstanding shares of Old BellRing common stock and (ii) holders (other than Post, New BellRing or any of their respective affiliates) of a majority in voting power of the outstanding shares of Old BellRing common stock (other than shares held by Post, New BellRing or any of their respective affiliates) at a special meeting of Old BellRing stockholders held on March 8, 2022.

Distribution

On the Closing Date and prior to the effective time of the merger, Post completed the distribution of an aggregate of 78,076,841 shares of New BellRing Common Stock to Post’s shareholders of record as of 5:00 p.m., Central time, on February 25, 2022 (the “distribution record date”). Following the conversion (as defined in Item 5.03 below) as described below, each Post holder of record received 1.267788 shares of New BellRing Common Stock for each outstanding share of Post common stock owned by such holder as of the distribution record date. No fractional shares of New BellRing Common Stock were distributed. Instead, Post shareholders will receive cash in lieu of any fraction of a share of New BellRing Common Stock that they otherwise would have received.

As a result of the distribution, the pre-transaction shareholders of Post now own shares in two separate public companies: (1) New BellRing, which continues to operate the businesses of Old BellRing and its subsidiaries, and (2) Post, which continues to own Post’s other businesses and subsidiaries.

The distribution was effectuated pursuant to the terms of the transaction agreement pursuant to which the businesses of Old BellRing were separated from the remaining businesses of Post through a series of transactions.

Successor Issuer

As a result of the transactions, New BellRing became the new public parent company of, and successor issuer to, Old BellRing, and New BellRing Common Stock was deemed to be registered under Section 12(b) of the Exchange Act, pursuant to Rule 12g-3(a) promulgated thereunder, and commenced trading on the New York Stock Exchange under the ticker symbol “BRBR.”

New BellRing Following the Transactions

As previously disclosed in the Proxy Statement/Prospectus and the Prospectus, the directors and executive officers of New BellRing immediately following the transactions are the same individuals who were directors and executive officers, respectively, of Old BellRing immediately prior to the transactions.

Immediately following the completion of the transactions, New BellRing had 136,362,031 shares of New BellRing Common Stock outstanding.

The foregoing description of the transaction agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the transaction agreement, a copy of which was filed as Exhibit 2.1 to Old BellRing’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2021, and the amendment no. 1 to the transaction agreement, a copy of which was filed as Exhibit 2.1 to Old BellRing’s Current Report on Form 8-K filed with the SEC on February 28, 2022.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the consummation of the transactions, the common stock of Old BellRing traded on the New York Stock Exchange under the ticker symbol “BRBR.” As New BellRing is the successor issuer of Old BellRing, following the consummation of the transactions, New BellRing Common Stock has traded on the New York Stock Exchange on an uninterrupted basis under the ticker symbol “BRBR.”

The information set forth in the Introductory Note and Items 1.01, 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the distribution, Post no longer beneficially owns a majority of the common stock and voting power of New BellRing and Old BellRing, as 80.1% of New BellRing Common Stock beneficially owned by Post was distributed to the holders of Post common stock as part of the distribution. To the knowledge of New BellRing, its board of directors and its officers, no person has majority control of New BellRing following the transactions.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, prior to the distribution, New BellRing converted from a limited liability company named “BellRing Distribution, LLC” into a corporation (the “conversion”). In connection with the conversion, New BellRing was renamed “BellRing Brands, Inc.” pursuant to the New BellRing certificate of incorporation (the “New BellRing Certificate of Incorporation”), and Old BellRing was renamed “BellRing Intermediate Holdings, Inc.” Concurrently with the amendment of the New BellRing Certificate of Incorporation, New BellRing also adopted new bylaws (the “New BellRing Bylaws”).

Summaries of the principal terms of each of the New BellRing Certificate of Incorporation and the New BellRing Bylaws are set forth in the Proxy Statement/Prospectus and the Prospectus and are incorporated by reference herein.

The descriptions of the New BellRing Certificate of Incorporation and the New BellRing Bylaws incorporated by reference herein do not purport to be complete and are qualified in their entirety by reference to the full text of the New BellRing Certificate of Incorporation and New BellRing Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 8.01.	Other Events.

On the Closing Date, Post and New BellRing issued a joint press release announcing the consummation of the transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	BellRing Brands, Inc. Certificate of Incorporation.

3.2	BellRing Brands, Inc. Bylaws.

4.1	Indenture, dated March 10, 2022, by and among BellRing Brands, Inc. (formerly BellRing Distribution, LLC) and Computershare Trust Company, N.A., as trustee.*

4.2	Form of Note (included in Exhibit 4.1).

10.1	Amended and Restated Master Services Agreement, dated March 10, 2022, by and among Post Holdings, Inc., BellRing Brands, Inc. and BellRing Brands, LLC.*

10.2	Registration Rights Agreement, dated March 10, 2022, by and among BellRing Brands, Inc., Post Holdings, Inc. and the other stockholders party thereto from time to time.

10.3	Employee Matters Agreement, dated March 10, 2022, by and among Post Holdings, Inc., BellRing Brands, Inc. and BellRing Intermediate Holdings, Inc.*

10.4	Tax Matters Agreement, dated March 10, 2022, by and among BellRing Brands, Inc., Post Holdings, Inc. and BellRing Intermediate Holdings, Inc.*

10.5	Credit Agreement, dated March 10, 2022, by and among BellRing Brands, Inc., JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and each lender from time to time party thereto.*

99.1	Press release dated March 10, 2022.

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

*

Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BellRing agrees to furnish supplementally to the SEC a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2022	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig Rosenthal
	Name:	Craig Rosenthal
	Title:	Senior Vice President & General Counsel